                                                                    Exhibit 16.1

April 26, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:    Merrimac Industries, Inc.
       File No. 0-11201

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Merrimac Industries, Inc. dated April 26,
2007 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP